Exhibit 99.2

MapLight Therapeutics Updates Expected Timing of Topline Results for Ongoing Phase 2 Studies to Q3 2026

SAN FRANCISCO and BOSTON, Jan. 9, 2026 (GLOBE NEWSWIRE) -- MapLight Therapeutics, Inc. (MapLight) (Nasdaq: MPLT) today announced an update to the expected timing of topline results for its ongoing Phase 2 ZEPHYR and IRIS clinical studies, which are progressing ahead of schedule.

The company’s Phase 2 ZEPHYR trial evaluating ML-007C-MA for the treatment of schizophrenia continues to enroll robustly, and topline results are now expected in the third quarter of 2026. The ZEPHYR study is a randomized, double-blind, placebo-controlled trial that is expected to enroll 300 hospitalized adult participants with schizophrenia experiencing acute exacerbation of psychosis.

“The accelerated enrollment pace in the ZEPHYR trial allows us to narrow our timing guidance to the third quarter of 2026,” said Chris Kroeger, co-Founder and Chief Executive Officer of MapLight. “This momentum is testimony to our disciplined execution and commitment to advancing our programs efficiently while maintaining the highest quality standards.”

In addition, following completion of enrollment in the Phase 2 IRIS trial for ML-004 in autism spectrum disorder, topline results for that study are now expected in the third quarter of 2026. The IRIS study is a double-blind, placebo-controlled trial that randomized approximately 160 adult and adolescent participants.

About MapLight Therapeutics

MapLight Therapeutics is a clinical-stage biopharmaceutical company focused on improving the lives of patients suffering from debilitating central nervous system disorders. The company was founded by globally recognized leaders in psychiatry and neuroscience research to address the lack of circuit-specific pharmacotherapies available for patients. The company’s discovery platform holds the potential to fill this void by identifying neural circuits causally linked to disease and targeting those circuits for therapeutic modulation.

For more information, please visit www.maplightrx.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including the company’s expectations regarding the potential benefits of its current and future product candidates and programs, plans for its current and future clinical trials, the anticipated timing of results from the company’s Phase 2 ZEPHYR and IRIS clinical trials and enrollment in the ZEPHYR trial. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,”

“would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, are intended to identify forward-looking statements. While the company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in the company’s filings with the U.S. Securities and Exchange Commission (SEC)), many of which are beyond the company’s control and subject to change. Actual results could be materially different. Risks and uncertainties include: global macroeconomic conditions and related volatility; expectations regarding the initiation, progress, and expected results of the company’s preclinical studies, clinical trials and research and development programs; the unpredictable relationship between preclinical study results and clinical study results; the risk that results obtained in any clinical trials to date may not be indicative of results obtained in ongoing or future trials; the timing or likelihood of regulatory filings and approvals; expectations regarding the company’s ability to fund its current operations; and other risks and uncertainties identified in the company’s Quarterly Report on Form 10-Q filed with the SEC on December 4, 2025, and subsequent disclosure documents the company may file with the SEC. The company claims the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

For investor inquiries: investors@maplightrx.com

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